Exhibit 10.5

BUSINESS FINANCING MODIFICATION AGREEMENT

(Third Amendment to Business Financing Agreement)

This Business Financing Modification Agreement (this “Modification Agreement”) is entered into as of October 22, 2018, by and between Biolase, Inc., a Delaware corporation (“Parent”), BL Acquisition Corp., a Delaware corporation (“BL Acquisition”), and BL Acquisition II Inc., a Delaware corporation (“BL Acquisition II” and together with Parent and BL Acquisition, individually and collectively, jointly and severally, “Borrower”) and Western Alliance Bank, an Arizona corporation (“Lender”).

1.DESCRIPTION OF EXISTING INDEBTEDNESS: Among other indebtedness which may be owing by Borrower to Lender, Borrower is indebted to Lender pursuant to, among other documents, a Business Financing Agreement, dated March 6, 2018, by and between Borrower and Lender, as the same has been and may be further amended from time to time (the “Business Financing Agreement”).  Capitalized terms used without definition herein shall have the meanings assigned to them in the Business Financing Agreement.

Hereinafter, all indebtedness owing by Borrower to Lender shall be referred to as the “Indebtedness” and the Business Financing Agreement and any and all other documents executed by Borrower in favor of Lender shall be referred to as the “Existing Documents.”

2.ACKNOWLEDGEMENT OF EXISTING DEFAULTS.  Borrower hereby acknowledges that, as of the date hereof, Borrower is currently in default of the Business Financing Agreement for (i) failing to comply with the covenant set forth in Section 4.20(a) of the Business Financing Agreement for the periods ended July 31, 2018, August 31, 2018, and September 30, 2018, and (ii) failing to comply with the covenant set forth in Section 4.20(b) of the Business Financing Agreement, as in effect prior to the date hereof, for the period beginning October 4, 2018, through October 9, 2018, and the period beginning October 17, 2018, through October 22, 2018 (all defaults under (i) and (ii), collectively, the “Existing Defaults”).  Borrower has requested that Lender waive its rights and remedies against Borrower, limited specifically to the Existing Defaults.  Although Lender is under no obligation to do so, Lender is willing to not exercise its rights and remedies against Borrower related to the specific Existing Defaults on the terms and conditions set forth in this Modification Agreement, so long as Borrower complies with the terms, covenants and conditions set forth in this Modification Agreement.

3.WAIVER OF COVENANT DEFAULTS.  Lender hereby waives the Existing Defaults under the Business Financing Agreement.  Lender’s waiver of Borrower’s compliance of these covenants shall apply only to the foregoing periods.  Accordingly, hereinafter, Borrower shall be in compliance with these covenants, as amended hereby.  Lender’s agreement to waive the Existing Defaults (1) in no way shall be deemed an agreement by Lender to waive Borrower’s compliance with the above-described covenants as of all other dates, (2) shall not limit or impair Lender’s right to demand strict performance of these covenants as of all other dates, and (3) shall not limit or impair Lender’s right to demand strict performance of all other covenants as of any date.

4.DESCRIPTION OF CHANGE IN TERMS.

A.Modifications to Business Financing Agreement:

i.Section 4.20.  Section 4.20(b) is amended in its entirety and replaced with the following:

(b)	Unrestricted cash on deposit with Lender not at any time less than $300,000.

1902987.1	1

ii.Exhibit A: Compliance Certificate.  Exhibit A to the Business Financing Agreement is amended in its entirety and replaced with Exhibit A attached hereto.

B.Acknowledgement:

i.Notwithstanding anything in the Business Financing Agreement to the contrary, Lender agrees that Borrower shall not be required to deliver the reporting items set forth in Sections 4.14(g) and 4.14(h) of the Business Financing Agreement for the period ended October 15, 2018.

5.CONSISTENT CHANGES.  The Existing Documents are each hereby amended wherever necessary to reflect the changes described above.

6.PAYMENT OF DOCUMENTATION EXPENSES. Borrower shall pay to Lender all of Lender’s out-of-pocket expenses incurred in connection with the amendment and modification of the Business Financing Agreement (the “Modification Expenses”).

7.NO DEFENSES OF BORROWER/GENERAL Release.  Borrower agrees that, as of this date, it has no defenses against the obligations to pay any amounts under the Indebtedness.  Borrower (“Releasing Party”) acknowledges that Lender would not enter into this Modification Agreement without Releasing Party’s assurance that it has no claims against Lender or any of Lender’s officers, directors, employees or agents.  Except for the obligations arising hereafter under this Modification Agreement, Releasing Party releases Lender, and each of Lender’s and entity’s officers, directors and employees from any known or unknown claims that Releasing Party now has against Lender of any nature, including any claims that Releasing Party, its successors, counsel, and advisors may in the future discover they would have now had if they had known facts not now known to them, whether founded in contract, in tort or pursuant to any other theory of liability, including but not limited to any claims arising out of or related to the Business Financing Agreement or the transactions contemplated thereby.  Releasing Party waives the provisions of California Civil Code section 1542, which states:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER, MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

The provisions, waivers and releases set forth in this section are binding upon Releasing Party and its shareholders, agents, employees, assigns and successors in interest.  The provisions, waivers and releases of this section shall inure to the benefit of Lender and its agents, employees, officers, directors, assigns and successors in interest.  The provisions of this section shall survive payment in full of the Obligations, full performance of all the terms of this Modification Agreement and the Business Financing Agreement, and/or Lender’s actions to exercise any remedy available under the Business Financing Agreement or otherwise.

1902987.1	2

8.CONTINUING VALIDITY.  Borrower understands and agrees that in modifying the existing Indebtedness and waiving the Existing Defaults, Lender is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Documents.  Except as expressly modified pursuant to this Modification Agreement, the terms of the Existing Documents remain unchanged and in full force and effect.  Lender’s agreement to modifications to the existing Indebtedness and to waive the Existing Defaults pursuant to this Modification Agreement in no way shall obligate Lender to make any future waivers or modifications to the Indebtedness.  Nothing in this Modification Agreement shall constitute a satisfaction of the Indebtedness.  It is the intention of Lender and Borrower to retain as liable parties all makers and endorsers of Existing Documents, unless the party is expressly released by Lender in writing.  No maker, endorser, or guarantor will be released by virtue of this Modification Agreement.  The terms of this paragraph apply not only to this Modification Agreement, but also to any subsequent business financing modification agreements.

9.CONDITIONS.  The effectiveness of this Modification Agreement is conditioned upon payment of the Modification Expenses.

10.NOTICE OF FINAL AGREEMENT. BY SIGNING THIS DOCUMENT EACH PARTY REPRESENTS AND AGREES THAT: (A) THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES, (B) THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES, AND (C) THIS WRITTEN AGREEMENT MAY NOT BE CONTRADICTED BY EVIDENCE OF ANY PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR UNDERSTANDINGS OF THE PARTIES.

11.COUNTERSIGNATURE.  This Modification Agreement shall become effective only when executed by Lender and Borrower.

[Signature Page Follows]

1902987.1	3

BORROWER:	LENDER:
BIOLASE, INC.	WESTERN ALLIANCE BANK, AN ARIZONA CORPORATION

By:	/s/ John R. Beaver	By:	/s/ Grant Simon
Name:	John R. Beaver	Name:	Grant Simon
Title:	EVP & CFO	Title:	Assistant Vice President

Dated: October 26, 2018

BL ACQUISITION CORP.

By:	/s/ John R. Beaver
Name:	John R. Beaver
Title:	EVP & CFO

Dated: October 26, 2018

BL ACQUISITION II INC.

By:	/s/ John R. Beaver
Name:	John R. Beaver
Title:	EVP & CFO

Dated: October 26, 2018

1902987.1

EXHIBIT A

COMPLIANCE CERTIFICATE

TO:	WESTERN ALLIANCE BANK, an Arizona corporation (“Lender”)
FROM:

BIOLASE, INC. (“Parent”), BL ACQUISITION CORP. (“BL Acquisition”), and BL ACQUISITION II INC. (“BL Acquisition II”, and together with Parent and BL Acquisition, individually and collectively, jointly and severally, “Borrower”)

The undersigned authorized officer of Biolase, Inc., on behalf of all Borrowers, hereby certifies that in accordance with the terms and conditions of the Business Financing Agreement between Borrower and Lender (the “Agreement”), (i) Borrower is in complete compliance for the period ending _______________ with all required covenants except as noted below and (ii) all representations and warranties of Borrower stated in the Agreement are true and correct as of the date hereof.  Attached herewith are the required documents supporting the above certification.  The Officer further certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies

Monthly financial statements and Compliance Certificate	Monthly within 30 days	Yes	No

Annual corporate tax returns	Within 5 days of filing	Yes	No

10-Q, 10-K and 8-K	Within 5 days of filing	Yes	No

A/R & A/P Agings (by invoice date and due date), Borrowing Base Certificates, Deferred Revenue report, Sales or billings journal, Cash receipts report	Within 5 business days of the 15th and last day of each month (or monthly within 5 business days if RML ≥ 9) and with each Advance request	Yes	No

Annual financial projections (Board-approved)	FYE within 30 days	Yes	No

Quarterly invoice sampling	Quarterly within 30 days	Yes	No

Weekly cash flow forecast	Within 3 business days of each Friday	Yes	No

Financial Covenant	Required	Actual	Complies

Adjusted Quick Ratio	0.70:1.00	_____:1.00	Yes	No

Unrestricted cash at Lender	$300,000	$__________	Yes	No

Term Sheet Milestone (for $5,000,000 in proceeds)	10/15/18	___/___/___	Yes	No

Capital Raise Milestone (by 11/15/18)	$5,000,000	$__________	Yes	No

Comments Regarding Exceptions: See Attached.

Sincerely,

SIGNATURE

TITLE

DATE

1902987.1